SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2004

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14100	33-0675505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Dove Street

Newport Beach, CA, 92660

(Address of principal executive offices including zip code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

On February 5, 2004, the Company entered into an underwriting agreement relating to the sale of 5,000,000 shares of its common stock. Based on the public offering price of $19.50 per share, the Company will receive approximately $92.5 million in net proceeds from the sale of the shares of common stock, after payment of its estimated expenses related to the offering and underwriting discounts and commissions. The underwriters expect to deliver the shares of common stock on or about February 11, 2004. The Company has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of our common stock to cover over-allotments at the public offering price per share, less the underwriting discounts and commissions.

ITEM 7. Exhibits

(c) Exhibits

1.1	Underwriting Agreement, dated February 5, 2004, by and among Impac Mortgage Holdings, Inc., UBS Securities LLC, Friedman, Billings, Ramsey & Co., Inc., Sandler O’Neill & Partners, L.P. and JMP Securities LLC.

5.1	Legal Opinion of McKee Nelson LLP.

23.1	Consent of McKee Nelson LLP (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald M. Morrison
Ronald M. Morrison
General Counsel and Secretary

Date:	February 5, 2004

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EXHIBIT INDEX

1.1	Underwriting Agreement, dated February 5, 2004, by and among Impac Mortgage Holdings, Inc., UBS Securities LLC, Friedman, Billings, Ramsey & Co., Inc., Sandler O’Neill & Partners, L.P. and JMP Securities LLC.

5.1	Legal Opinion of McKee Nelson LLP.

23.1	Consent of McKee Nelson LLP (contained in Exhibit 5.1).

3